EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 12, 2003, accompanying the consolidated financial statements included in the Annual Report of International Microcomputer Software, Inc. on Form 10-KSB for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of International Microcomputer Software Inc. on Form S-8 (File No. 333-105073, effective May 8, 2003).


GRANT THORNTON LLP


San Francisco, CA
September 12, 2003



                                       49